EVERGREEN VARIABLE ANNUITY TRUST
                               200 Berkeley Street
                           Boston, Massachusetts 02116




                                                             July 26, 1999



Evergreen Service Company
200 Berkeley Street
Boston, Massachusetts  02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the "Agreement"), as defined in the Agreement, this is to notify Evergreen Service Company that the Evergreen VA Equity Index Fund and Evergreen VA Special Equity Fund, each a series of Evergreen Variable Annuity Trust, hereby elect to become Fund parties to such Agreement.

                          EVERGREEN VARIABLE ANNUITY TRUST
                          on behalf of:
                          Evergreen VA Equity Index Fund
                          Evergreen VA Special Equity Fund


                          By: /s/ Anthony J. Fischer
                             ------------------------
                               Anthony J. Fischer
                               President

Accepted and Agreed:

EVERGREEN SERVICE COMPANY


By: /s/ Ann Marie Becker
   ----------------------------
     Name: Ann Marie Becker
     Title: Managing Director

Dated as of July 26, 1999